                                                                    EXHIBIT 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                  Robert Solomon
                                                                  (212)-843-8050
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR

Wichita, Kansas                                                 December 2, 2003

Lone Star  Steakhouse & Saloon,  Inc.  ("Lone Star")  announced  today that Jeff
Bracken,  Chief  Operating  Officer  of the Lone Star  Concept  would  leave the
Company at the end of this fiscal year. Chief Executive Officer Jamie B. Coulter said,  "Jeff has had a distinguished  career and played a very important role in the current success of Lone Star. He is leaving to pursue other  interests,  and we wish  him  well in his  future  endeavors.  Jeff is a  valued  colleague,  an outstanding  executive  and an exemplary  team player;  we will miss him a great deal.  Lone Star is fortunate to have a deep and very talented field  operations team, and I am pleased to announce the following management realignment."

"T.D. O'Connell,  President of the Lone Star Concept, will assume the additional duties and title of Chief Operating  Officer for all Lone Star  restaurants.  In addition,  we have created the new position of Regional Vice  President and have promoted three highly  qualified  individuals  to this  position.  Bill Pintner, currently Vice  President of  Operations,  will assume the new title of Regional
Vice  President;  joining Bill as Regional Vice Presidents will be Pat Barth and
Ryan Franklin, both currently Regional Managers for Lone Star restaurants.  Mark
Mednansky,   Vice   President-Upscale   Restaurants   and  Dee   Lincoln,   Vice
President-Del  Frisco's  Double  Eagle  Steak House will  retain  their  current positions."

Lone  Star  owns and  operates  249  domestic  and 19  international  Lone  Star
Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants;  and five
Del Frisco's  Double Eagle Steak House  restaurants  and one  Frankie's  Italian
Grille  restaurant.  Licensees operate three domestic and one international Lone
Star  restaurants,  and one  domestic  Del  Frisco's  Double  Eagle  Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.